Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT is made as of January ____, 2019,

BETWEEN:

ECC VENTURES 2 CORP., a corporation formed pursuant to the laws of the Province of British Columbia

(the “Lender”)

AND:

LONG ISLAND BRAND BEVERAGES LLC, a limited liability company formed pursuant to the laws of the State of New York

(the “Borrower”)

AND:

LONG BLOCKCHAIN CORP., a corporation formed pursuant to the laws of the State of Delaware

(the “Guarantor”)

WHEREAS:

A.	The Lender has agreed to advance $250,000.00 to the Borrower as a non-revolving secured loan facility on the terms and conditions as more particularly set out in herein;

B.	The Guarantor is the registered and beneficial owner of all of the issued and outstanding securities in the capital of the Borrower; and

C.	In connection with the Loan, the Borrower has agreed to grant a security interest in favour of the Lender to secure all of the Borrower’s obligations to the Lender, including the Borrower’s obligations hereunder, and the Guarantor has agreed to guarantee the same, each subject to the terms and conditions of this Agreement.

NOW THEREFORE in consideration of the premises and the conditions and provisions contained herein, the receipt and adequacy of which consideration are hereby duly acknowledged, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions. In this Agreement the following words and phrases shall have the following meanings:

(a)	“Advance” has the meaning ascribed to such term in Subsection 2.2(a);

(b)	“Agreement” means this loan agreement, as may be amended, supplemented, or replaced from time to time;

(c)	“Borrower” has the meaning ascribed to such term on the first page of this Agreement;

(d)	“Business Day” means any day, other than a Saturday or Sunday, on which banks in Vancouver, British Columbia are open for commercial banking business during normal banking hours;

(e)	“Cavendish Agreements” means the Second Amended and Restated Loan and Option Agreement, dated as of January 18, 2019, by and between the Guarantor and Court Cavendish Ltd, and the Security Agreement, dated as of January 18, 2019, by and between the Guarantor and Court Cavendish Ltd;

(f)	“Change of Control” means the acquisition, directly or indirectly, of beneficial ownership of the issued and outstanding equity securities of a party to which voting rights are attached, which results in a third party (which may be comprised by one of more entities acting together), other than Court Cavendish Ltd, its permitted transferees and their respective affiliates, individually or together as a group, holding more than an aggregate of 50% of such voting rights;

(g)	“Event of Default” means any of the events of default described in Section 6.1;

(h)	“General Security Agreement” has the meaning ascribed to such term in Section 2.6;

(i)	“Governmental Licenses” has the meaning ascribed to such term in Subsection 4.1(j);

(j)	“Governmental Authority” means the government of any nation and any state, provincial, territorial, divisional, county, regional, city, and other political subdivision thereof, in each case in which any property of the Borrower or any of its subsidiaries is located or which exercises valid jurisdiction over any such property of the Borrower or any of their respective subsidiaries, or in which the Borrower or any of its subsidiaries conducts business or is otherwise present;

(k)	“Initial Advance” has the meaning ascribed to such term in Section 2.4;

(l)	“Lender” has the meaning ascribed to such term on the first page of this Agreement;

(m)	“Letter of Intent” has the meaning ascribed to such term in Subsection 5.1(h);

(n)	“LIBC” means Long Island Beverages Corp., a corporation formed pursuant to the laws of the Province of British Columbia;

(o)	“Lien” means any mortgage, pledge, charge, assignment, security interest, hypothec, lien, or other encumbrance, including, without limitation, any agreement to give any of the foregoing, or any conditional sale or other title retention agreement;

(p)	“Loan” means the non-revolving loan facility in the principal amount of $250,000.00, and any interest accrued thereon, provided by the Lender to the Borrower in accordance with this Agreement;

(q)	“Loan Documents” means this Agreement, the Promissory Note, and the General Security Agreement;

(r)	“Material Adverse Effect” means any change, event, occurrence, effect, state of facts, or circumstance that, individually or in the aggregate with other such changes, events, occurrences, effects, state of facts, or circumstances is or would reasonably be expected to be material and adverse to the business, operations, results of operations, assets, properties, capitalization, condition (financial or otherwise), or liabilities (contingent or otherwise) of the Borrower and its subsidiaries, taken as a whole; provided, however, that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (A) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (B) any changes, events, or occurrences arising out of, resulting from or attributable to (1) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, or (2) earthquakes, hurricanes, tornados or other natural disasters, except, in either case, to the extent the Company is affected in a materially disproportionate manner relative to other companies in the Company’s industry, (C) changes in GAAP or other applicable accounting rules or applicable legal requirements (including the accounting rules and regulations of the SEC), or, in any such case, changes in the interpretation thereof, or (D) any action required by this Agreement;

(s)	“Notice” means any notice, request, direction, or other document that a Party can or must make or give under this Loan Agreement;

(t)	“Parties” means, collectively, the Borrower, the Lender, and the Guarantor, and “Party” means each one of them as the context requires;

(u)	“Permitted Liens” means (a) any Liens on the Borrower’s property which have been perfected as of the date of this Agreement; (b) Liens for taxes, assessments, and other governmental charges not yet due and payable; (c) Liens incurred in the ordinary course of business that would not materially impair the value of the assets of the Borrower; and (d) the Prior Liens and the Liens set forth in Schedule 1.1(u);

(v)	“Principal” means the amount of principal advanced by the Lender to the Borrower in accordance with the terms and conditions of this Agreement;

(w)	“Principal Subsidiary” means each direct or indirect subsidiary of the Borrower (i) which, as at the date of the making of the determination of Principal Subsidiary, had consolidated assets which constituted more than 5% of the consolidated assets of the Borrower as at that date of determination; or (ii) which had consolidated revenue for any one of the three most recent fiscal years for which financial statements are available which constituted more than 5% of the consolidated revenue of the Borrower for such year, all such consolidated assets and consolidated revenues to be calculated in accordance with GAAP (generally accepted accounting principles); or (iii) to which is transferred, directly or indirectly, in one or a series of transactions, all or substantially all of the business, undertaking, and assets of a subsidiary of the Borrower which immediately prior to such transfer is a Principal Subsidiary of the Borrower;

(x)	“Prior Liens” means the Liens on all of the Borrower’s property arising in connection with (i) the Radium2 Agreement; and (ii) the Cavendish Agreements;

(y)	“Promissory Note” has the meaning ascribed to such term in Section 2.4;

(z)	“Radium2 Agreement” means the Agreement for the Purchase and Sale of Future Receipts, dated November 27, 2017, by and between the Guarantor (at the time known as Long Island Iced Tea Corp.), the parent of the Borrower, and Radium2 Capital Inc.; and

(aa)	“Request for Advance” has the meaning ascribed to such term in Subsection 2.2(b).

2.	LOAN

2.1	Amount of Loan. In reliance upon the representations and warranties contained herein and subject to the terms and conditions of this Agreement, the Lender shall lend to the Borrower the principal sum of up to $250,000.00.

2.2	Advances.

(a)	Subject to the conditions precedent described in Section 3.2, as applicable, and subject to the terms described in this Section 2.2, the Borrower may draw down on the Loan, at such times and from time to time, and in such amounts, as determined by the Lender in its sole discretion (each, an “Advance”).

(b)	Prior to each Advance, the Borrower shall provide the Lender with a request for advance in substantially the form attached as Schedule 2.2 hereto, which request shall include a written plan and budget detailing the use of the Advance, and the identity of the party to which the Advance shall be delivered (the “Request for Advance”). The form and substance of the written plan and budget attached to each Request for Advance to be provided to the sole satisfaction of the Lender.

(c)	Following the receipt of a Request for Advance from the Borrower, the Lender may, in the Lender’s sole discretion and subject to any adjustments by the Lender, provide the Advance to the Borrower.

(d)	For each Advance provided to the Borrower for operating purposes, the Borrower shall provide the Lender with a written report detailing the use and application of the Advance on the first Business Day of each and every calendar month following the provision of such Advance to the Borrower until such time as the Advance all interest accrued thereon have been repaid to the Lender in full; such monthly written reports to be consistent with the Borrower’s statements as to the anticipated use of such Advance as provided in the respective Request for Advance, except as approved in writing by Lender and provided that such monthly reports shall be deemed to be consistent with the Borrower’s statements if no line item in such monthly report varies by more than 20% from the Borrower’s statements.

2.3	Interest. The Principal, both before and after demand, default, or judgment and overdue interest on the Loan, shall bear interest computed on the outstanding daily principal balance of the Loan at the rate of 10% per annum, calculated and paid on July 1, 2019, and on the first day of each calendar month thereafter while any portion of the Loan remains outstanding, on the basis of a 365 day year (or in the case of a leap year, a 366 day year) and the actual number of days elapsed, on a nominal rate basis without allowance or deduction for deemed re-investment or otherwise, and any unpaid interest shall compound annually on January 1 of each year. Interest shall begin to accrue from the date of each Advance. For the avoidance of doubt, if the Loan becomes due and payable, on demand or otherwise, pursuant to Section 6.2 of this Agreement prior to July 1, 2019, the interest due and owing on the Loan shall be calculated and paid on the date of repayment.

2.4	Promissory Note. To evidence the amount of Principal, and accrued interest thereon, advanced to the Borrower and owing to the Lender hereunder, and to evidence the amount of payments made to the Lender by the Borrower, the Borrower shall issue to the Lender a grid promissory note in substantially the applicable form attached as Schedule 2.4 hereto (the “Promissory Note”) as of the date hereof (for greater certainty, the Promissory Note shall be issued as of the date of this Agreement notwithstanding that the initial Advance to be provided by the Lender to the Borrower (the “Initial Advance”) hereunder may be provided at a later date, and if applicable the grid attached to the Promissory Note shall reflect that no balance is owing under the Promissory Note until the date of the Initial Advance).

2.5	Repayment of the Loan. The Borrower may from time to time repay or prepay all or any part of the Loan without Notice, penalty, premium, or bonus provided that each such payment or prepayment will be made together with all accrued and unpaid interest on the Loan which then remains unpaid. The outstanding balance of the Loan, including all accrued and unpaid interest thereon and any other amounts owing to the Lender hereunder, shall be repaid by the Borrower to the Lender on July 31, 2019 (the “Maturity Date”), subject to any earlier repayment pursuant to Section 6 of this Agreement, and failing payment of the same following the Maturity Date, the Lender may then proceed to enforce payment thereof by exercising any right, power, or remedy permitted by this Agreement, or by law in such manner as the Lender may elect, without presentation, protest, or further demand, or Notice of any kind, all of which are hereby expressly waived.

2.6	General Security Agreement. As general and continuing security for the payment of the Loan and the performance under this Agreement, the Parties shall enter into a general security agreement (the “General Security Agreement”), in substantially the form attached hereto as Schedule 2.6, creating a interest in all of the Borrower’s present and after-acquired personal property, in favour of the Lender. The Lender hereby acknowledges that such interest shall, subject to the covenant of the Borrower set out in Subsection 5.1(j) of this Agreement, be junior in priority to the Prior Liens and may be junior to any other Permitted Lien, but shall be senior in priority to the interests of any other party. The Borrower hereby authorizes the Lender to register, file, or record, or cause to be registered, filed, or recorded, the General Security Agreement or notice thereof in all offices and jurisdictions where such registration, filing, or recording is necessary or, in the Lender’s determination, advisable or to the advantage of the Lender, to create, perfect, or preserve the rights granted under the General Security Agreement by each Lender, and further authorizes the Lender to renew and maintain such registrations, filings, and recordings from time to time, as and when required to keep them in the full force and effect, each to the satisfaction of the Lender. The Borrower shall from time to time promptly, upon the reasonable request of the Lender, take such action, and execute and deliver such further documents (including such opinions and other supporting documentation as the Lender may reasonably request), as may be reasonably necessary or appropriate to ensure that the Lender maintain a security interest junior only to the Prior Liens and any other Permitted Lien over all present and after-acquired personal property assets of the Borrower.

2.7	Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees to Lender the due and punctual payment in full of all obligations of the Borrower arising in connection with the Loan, this Agreement, and/or the Promissory Note (the “Guaranteed Obligations”), when the same shall become due, whether by required prepayment, declaration, acceleration, demand, or otherwise. The Guarantor hereby waives, for the benefit of the Lender: (a) any right to require the Lender, as a condition of payment or performance by the Guarantor, to (i) proceed against the Borrower, any other guarantor of the Guaranteed Obligations, (ii) proceed against or exhaust any security held from the Borrower or any other guarantor of the Guaranteed Obligations, or (iii) pursue any other remedy in the power of the Lender whatsoever; (b) any defense arising by reason of the incapacity, lack of authority, or any disability or other defense of Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon Lender’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (d) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of the Guarantor’s obligations hereunder; or (e) notices, demands, presentments, protests, or any agreement or instrument related thereto. Notwithstanding the foregoing, the Lender shall release the Guarantor from this obligation on the closing of the transactions contemplated by the Letter of Intent or the other sale of substantially all the equity or assets of Borrower to the Lender and/or its affiliates.

3.	CONDITIONS PRECEDENT

3.1	Conditions Precedent to the Agreement. This Agreement shall become effective upon the satisfaction (or waiver by the Lender in its sole discretion) of each of the following conditions precedent:

(a)	the delivery to each of the Parties of this Agreement, duly executed by each of the Parties;

(b)	the delivery to each of the Parties of the General Security Agreement, duly executed by each of the Parties;

(c)	the delivery of the Promissory Note to the Lender, duly executed by the Borrower;

(d)	the delivery to the Lender of a certificate executed by a senior officer of the Borrower, in form and substance satisfactory to the Lender, acting reasonably, dated as of the date hereof, as to (i) the organizational documents of the Borrower; (ii) the resolutions of the board of directors of the Borrower authorizing the execution, delivery, and performance of this Agreement, and the transactions and documents contemplated hereby; and (iii) the name, position, and true signature of the Person authorized to sign this Agreement on behalf of the Borrower;

(e)	the delivery to the Lender by the Borrower of a Certificate of Status issued by the State of New York in respect of the Borrower, dated as of a date no more than five days immediately prior to the date hereof;

(f)	the delivery to the Borrower of a certificate executed by a senior officer of the Lender, dated as of the date hereof, as to the resolutions of the board of directors of the Lender authorizing the execution, delivery, and performance of this Agreement, and the transactions and documents contemplated hereby;

(g)	all material approvals, consents, and authorizations of Governmental Authorities or other persons required in connection with this Agreement and the other Loan documents shall have been obtained and remain in effect, including without limitation the approval of the TSX Venture Exchange with respect to the matters herein; and

(h)	the delivery of any other documents, instruments, or authorizations that the Lender may require, acting reasonably, in connection with the subject matter hereof.

3.2	Conditions Precedent to each Advance. Notwithstanding any other provision of this Agreement, the obligation of the Lender to advance any Advance to the Borrower in accordance with Section 2.2 is subject to and conditional upon each of the following terms and conditions being satisfied or waived:

(a)	all representations and warranties made by the Borrower herein, and in any other document delivered in connection herewith, shall be true and correct in all material respects;

(b)	all material approvals, consents, and authorizations of Governmental Authorities or other persons required in connection with this Agreement and the other Loan documents shall have been obtained and remain in effect, including without limitation the approval of the TSX Venture Exchange with respect to the matters herein;

(c)	except as set forth in Schedule 4.1(h), there shall not exist, nor shall there be any pending or threatened (in writing), action, proceeding, investigation, order, or claim (before any Governmental Authority or otherwise) against or affecting the Borrower or any of its subsidiaries, which has, or would reasonably be expected to have, a Material Adverse Effect;

(d)	there shall have been no change, event or occurrence that has had, or would reasonably be expected to have, a Material Adverse Effect on the Borrower or any of its subsidiaries;

(e)	the Borrower shall have in all material respects performed and complied with all agreements, covenants, and conditions herein, and in the other documents to be delivered in connection with the Loan, required to be performed and complied with on or prior to the date of the proposed Advance, except those agreements and conditions waived by the Lender;

(f)	no Event of Default under this Agreement shall have occurred and be continuing on such date or after giving effect to the proposed Advance;

(g)	there shall not exist any material litigation or any investigation, bankruptcy, injunction, order, or claim affecting or relating to the Borrower or any of their respective subsidiaries which would reasonably be expected to affect the legality, validity, or enforceability of this Agreement or any other document delivered in connection herewith, that has not been settled, dismissed, vacated, discharged, or terminated;

(h)	the delivery to the Lender of a certificate executed by a senior officer of the Borrower, in form and substance satisfactory to the Lender, acting reasonably, dated as of the date hereof, as to each of the matters provided for in this Section 3.2; and

(i)	the Borrower shall have performed and complied with the provisions of Section 2.2.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender as follows, with the intent that the Lender will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby:

(a)	the Borrower and each of its subsidiaries is a valid and subsisting limited liability company, corporation or other entity duly formed and, as applicable, in good standing under the laws of the jurisdiction in which it is incorporated, formed, continued, or amalgamated and has the company, corporate or other entity power and authority to own its property and to conduct its business as currently conducted;

(b)	the Borrower has the company power and capacity to enter into this Agreement, and this Agreement has been duly authorized, executed, and delivered by the Borrower and constitutes legal, valid, and binding obligations of the Borrower, enforceable against the Borrower by the Lender in accordance with their respective terms, subject to applicable laws relating to bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and to the discretion of a court of competent jurisdiction regarding the availability of equitable remedies;

(c)	neither the Borrower nor any of its subsidiaries has committed an act of bankruptcy, has proposed a compromise or arrangement to its creditors generally, has had a petition or a receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken any proceedings with respect to a compromise or arrangement, has taken any proceedings to have itself declared bankrupt or wound-up, has taken any proceedings to have a receiver appointed for any of its property, or has had any execution or distress become enforceable or become levied upon any of its property;

(d)	except as set forth in Schedule 4.1(d), neither the Borrower nor any of its subsidiaries is in default in any material respect (nor has any event occurred which, but for the lapse of time or the giving of Notice, or both, would constitute a default in any material respect) under any obligation or under any licence or permit to own and/or operate its properties or assets or to carry on its business;

(e)	the Borrower and each of its subsidiaries owns, possesses, and has good and marketable title to its property and assets free and clear of any and all Liens, except Permitted Liens;

(f)	except as set forth in Schedule 4.1(f), the Borrower is not Party to or bound by any agreement of guarantee, indemnification, assumption, endorsement, or any other like commitment of the obligations, liabilities (contingent or otherwise), or indebtedness of any other person;

(g)	the execution and delivery of this Agreement by the Borrower and the compliance by the Borrower with the terms thereof will not:

(i)	violate or conflict with any applicable laws, statute, ordinance, regulation, or rule, or any judgment, decree, order, or award of any court, governmental body, or arbitrator having jurisdiction over the Borrower or any of its subsidiaries;

(ii)	require any authorization, consent, approval, exemption, or other action by, or Notice to, any stock exchange, governmental agency, authority, regulatory body, or court;

(iii)	violate or conflict with, or constitute a default (or an event which, with Notice or lapse of time, or both, would constitute a default) under any contract to which the Borrower or any of its subsidiaries is a Party, or by which the Borrower or any of its subsidiaries or any of their assets or properties may be bound or affected;

(iv)	result in the termination of, any additional payment under, or the change in any terms of, or accelerate the performance of any obligation required by (or give rise to a right of any Party thereto, exercisable on Notice or otherwise, to terminate, to require that any additional payment be made under, to change any terms of, or to accelerate the performance of any obligation under) any contract to which the Borrower or any of its subsidiaries is a Party or by which the Borrower, any of its subsidiaries, or any of their assets or properties may be bound or affected;

(v)	result in the creation of any Lien upon any of its property or assets;

(vi)	violate or conflict with any license held by it or which is necessary to the operation of its business; or

(vii)	violate or conflict with the provisions of the Borrower’s certificate of formation or operating agreement;

(h)	except as set forth in Schedule 4.1(h), neither the Borrower nor any of its subsidiaries is a Party to any actions, suits, or proceedings which could materially affect their business or financial condition, and to the best of the Borrower’s knowledge no such actions, suits, or proceedings have been threatened as at the date hereof;

(i)	the Borrower and each of its subsidiaries is, in all material respects, conducting its business in compliance with all applicable laws, rules, and regulations of each jurisdiction in which its business is carried on and is licensed, registered, or qualified in all jurisdictions in which it owns, leases, or operates its property or carries on business to the extent required to enable its business to be carried on as now conducted and its property and assets to be owned, leased, and operated, and all such licences, registrations, and qualifications are valid, subsisting, and in good standing and neither the Borrower nor any of its subsidiaries has received a Notice of non-compliance, nor knows of, any facts that could give rise to a Notice of noncompliance with any such laws, regulations, or permits which would have a Material Adverse Effect on the Borrower. Except for any violation or default which would not have a Material Adverse Effect on the Borrower, neither the Borrower nor any of its subsidiaries is (i) in violation of its certificate of formation, operating agreement, or similar organizational documents; (ii) in default, and no event has occurred that, with Notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which it is a Party or by which it is bound or to which any of its properties or assets is subject; or (iii) in violation of any law or statute or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority;

(j)	the Borrower and each of its subsidiaries possesses all material certificates, licenses, approvals, permits, and authorizations (collectively, “Governmental Licenses”) and has made all declarations and filings with the appropriate federal, state, local, or foreign governmental or regulatory authorities that are necessary to own, lease, or license, as the case may be, and to conduct its business and is in compliance in all material respects with the terms and conditions of all such Governmental Licenses. Neither the Borrower nor any of its subsidiaries has received any Notice of proceedings relating to the revocation or modification of any such Governmental License;

(k)	the Borrower and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it engages, and the Borrower has no reason to believe that it or its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue their respective business at a similar cost to that of its existing coverage; and

(l)	the Borrower and each of its subsidiaries has filed in a timely manner all necessary tax returns and Notices and has paid all applicable taxes of whatsoever nature for all tax years prior to the date hereof to the extent that such taxes have become due or have been alleged to be due and the Borrower is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon where, in any of the above cases, it might reasonably be expected to result in any Material Adverse Effect on the Borrower; and

(m)	except as set forth in Schedule 4.1(m), all material contracts to which the Borrower and each of its subsidiaries is a Party or by which it is bound are legal, valid, binding, and in full force and effect and enforceable by the Borrower or its subsidiaries, as applicable, in accordance with their respective terms and are the product of arm’s length negotiations between the Parties thereto; and the Borrower and each of its subsidiaries has performed in all material respects all respective obligations required to be performed by it to date under the material contracts and is not, and is not to the knowledge of the Borrower alleged to be (with or without the lapse of time or the giving of Notice, or both), in breach or default in any material respect thereunder.

4.2	Representations and Warranties of the Lender. The Lender represents and warrants to the Borrower as follows, with the intent that the Borrower will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby:

(a)	the Lender is a company duly organized under the laws of the Province of British Columbia, and has the power, authority, and capacity to enter into this Agreement and to carry out its terms;

(b)	the Lender has the corporate power and authority to carry on the business now being conducted by it, execute and deliver this Agreement, and to perform all of the obligations of the Lender hereunder;

(c)	all necessary corporate actions and proceedings have been taken to authorize the execution and delivery by the Lender of this Agreement and the performance by the Lender of all of its obligations hereunder and, when delivered to the Borrower, will constitute legal, valid, and binding obligations of the Lender enforceable in accordance with its terms; and

(d)	the entering into of this Agreement and the performance by the Lender of its obligations hereunder do not and will not result in the violation of any of the terms of the constating documents of the Lender or any agreement to which the Lender is a Party or by which it or any of its properties or assets are bound.

5.	COVENANTS

5.1	Covenants of the Borrower. So long as any portion of the Loan is outstanding, the Borrower hereby covenants and agrees with the Lender as follows:

(a)	to repay the Loan in accordance with the provisions of this Agreement;

(b)	to not commit any Event of Default and upon becoming aware of the occurrence of any Event of Default or the existence of any condition or any event which, but for the giving of Notice or lapse of time, or both, would constitute an Event of Default, to promptly notify the Lender thereof and promptly do everything reasonably possible to cause such Event of Default or condition or event to be eliminated as quickly as possible;

(c)	to maintain its corporate existence and all licences and authorizations from regulatory and governmental authorities or agencies required in order to permit it to carry on its business, diligently carry on and conduct its business only in the ordinary course and in a proper and business-like manner;

(d)	to, upon the request of the Lender, permit the Lender, for the purposes of this Agreement, by its agents, employees, and representatives, to examine during normal business hours and without unreasonable disruptions, all relevant books of account, records, reports, and other papers of the Borrower, and to make copies thereof and to take extracts therefrom, subject to execution by the Lender of a confidentiality agreement in a form reasonably satisfactory to the Borrower;

(e)	at all times comply in all material respects with all applicable laws, rules, governmental restrictions, regulations, guidelines, or directives, including all codes of conduct;

(f)	not to lend money to or invest money in any person, whether by loan, acquisition, of shares, acquisition of debt obligations, or in any other manner whatsoever or guarantee, endorse, or otherwise become surety for or upon the obligations of any other person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of its business;

(g)	not to create, assume, or permit to exist any Lien on any of its assets other than in the ordinary course of business, other than Permitted Liens, unless otherwise permitted by the Lender in writing;

(h)	not to take any steps in furtherance of, or to permit or approve of the taking any steps in furtherance of, any Change of Control of the Borrower or any Principal Subsidiary, other than substantially in accordance with the Letter of Intent dated January 15, 2019, among the Lender, the Borrower, and LIBC, as may be amended from time to time (the “Letter of Intent”) or otherwise to Lender and/or its affiliates, unless otherwise permitted by the Lender in writing;

(i)	not to convey, sell, lease, transfer, or otherwise dispose of any of its assets unless otherwise agreed to in writing by the Lender, other than substantially in accordance with the Letter of Intent or otherwise to Lender and/or its affiliates, except for dispositions made in the ordinary course of business; and

(j)	subject to any written and executed acceptance by the Lender of a written plan and budget set out in a Request for Advance which specifies otherwise, to apply all Loan proceeds advanced to the Borrower to the repayment of the Borrower’s obligations arising in connection with the Radium2 Agreement, and following the repayment of such obligations, (i) to promptly arrange the discharge of all Liens against the Borrower arising in connection with the Radium2 Agreement; (ii) to provide confirmation of such discharge to the Lender, in the sole satisfaction of the Lender; and (iii) the Parties hereto agree that the obligations of the Borrower under the Radium2 Agreement shall no longer be deemed to be “Permitted Liens” for the purposes of this Agreement and of any other documents or instruments which incorporate such definition by reference.

5.2	Failure to Perform. If the Borrower fails to perform any covenant set out in this Agreement, the Lender may, following notice to the Borrower of such failure to perform and such Borrower’s failure to remedy such failure within a commercially reasonable time period, at its discretion, but need not, perform any such covenant capable of being performed by it and may, in the Lender’s discretion, but need not, make any payments or incur expenditures for such purpose, but no such performance of payment shall be deemed to relieve the Borrower from any default under this Agreement; if the Lender performs any such covenant or incurs any such expenditures, all costs incurred by the Lender in connection therewith shall be added to the Principal.

6.	DEFAULT

6.1	Events of Default. For the purposes of this Agreement, any one or more of the following events shall constitute Events of Default:

(a)	if the Letter of Intent is terminated in accordance with its terms or expires in accordance with its terms prior to the entering into of any Definitive Agreements (as such term is defined below), or any of the terms of the Letter of Intent are breached by the Borrower or the Guarantor;

(b)	if any definitive agreements have been executed by, among other parties, the Lender and the Borrower with respect to the transactions set out in the Letter of Intent (“Definitive Agreements”) and any such Definitive Agreement is terminated or expires in accordance with its terms, or any of the terms of any such Definitive Agreements are breached by the Borrower or the Guarantor;

(c)	if the Borrower shall make default in any material way in the observance or performance of something required to be done or some covenant or condition required to be observed or performed in this Agreement, the Letter of Intent, and/or one or more Definitive Agreements, and such default continues for a period of 30 days following the date upon which written Notice of default is given to the Borrower by the Lender;

(d)	if any representation or warranty herein given by the Borrower or any director or officer thereof is untrue in any material respect as of the date made;

(e)	if an order is made or a resolution is passed for the winding-up or dissolution of the Borrower or any Principal Subsidiary, or if a petition shall be filed for the winding-up or dissolution of the Borrower or any Principal Subsidiary thereof, or the Borrower or any Principal Subsidiary thereof shall otherwise cease to continue as a corporation;

(f)	if the Borrower or any of its subsidiaries defaults (i) under the provisions of any instrument, security, indenture, or document, in each case, in respect of indebtedness for money borrowed from any person; or (ii) in the payment of any indebtedness of the Borrower or any of its subsidiaries for money borrowed from any person when due and payable to such person, or which for any reason has become due and payable prior to the express demand date, in any case in relation to any indebtedness in the aggregate principal amount then outstanding is in excess of $250,000.00;

(g)	if the Borrower or any Principal Subsidiary thereof shall commit any act of bankruptcy or shall make an assignment in bankruptcy, any other assignment for the benefit of creditors, any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, the seeking of relief under the Companies’ Creditors Arrangement Act (Canada), the United States Bankruptcy Code, the Winding-Up and Restructuring Act (Canada) or any other bankruptcy, insolvency, or analogous law, or if a bankruptcy petition shall be filed or presented against the Borrower or any Principal Subsidiary thereof and not dismissed, stayed or discharged within 60 days;

(h)	if a receiver, receiver-manager, trustee, custodian, liquidator, or similar agent is appointed for the Borrower or any Principal Subsidiary thereof or for all or substantially all of the property or the Borrower or any Principal Subsidiary thereof;

(i)	if any execution, sequestration, extent or any other process of any court shall become enforceable against the Borrower or any Principal Subsidiary thereof, or if a distress or analogous process shall be levied upon the property of the Borrower or any Principal Subsidiary thereof;

(j)	if a Change of Control of the Borrower or any Principal Subsidiary thereof occurs without prior written approval of the Lender;

(k)	if a resolution is passed or actions are taken by the Borrower for the sale of all or substantially all of the assets of the Borrower or any Principal Subsidiary thereof, other than substantially in accordance with the Letter of Intent, without prior written approval of the Lender;

(l)	if the Borrower shall cease or threaten to cease to carry on its business; or

(m)	if the Borrower makes default in observing or performing any of the agreements or covenants, which agreements or covenants are material, contained in any lease, licence, debenture, deed of trust, or agreement whereby any property or rights of the Borrower may become liable for forfeiture or where any such lease, licence, debenture, deed of trust, or agreement would be subject to termination and such default continues for 30 days after written Notice to the Borrower from the Lender.

6.2	Remedies Upon Default.

(a)	Upon the occurrence of an Event of Default which arises as a result of any of the following:

(i)	if the Lender terminates the Letter of Intent without the prior written consent of the Borrower;

(ii)	if the Lender terminates any Definitive Agreement without the prior written consent of the Borrower; or

(iii)	if any other party to the Letter of Intent or the Definitive Agreement terminates such agreement based on the Lender or any of its affiliates’ breach of any provision thereof;

the Lender may demand the repayment of the Loan within 30 days following such demand, together with all accrued and unpaid interest which then remains unpaid thereon, and the Borrower shall make such repayment to the Lender in full within such 30 day period.

(b)	Upon the occurrence of an Event of Default other than those specified in Subsection 6.2(a), the Lender may demand the immediate repayment of the Loan, together with all accrued and unpaid interest which then remains unpaid thereon, and the Borrower shall promptly make such repayment to the Lender in full.

(c)	With respect to any Events of Default, the Lender may enforce its remedies to the full extent permitted by applicable law, under this Agreement and for any of such purposes may commence such legal action or proceedings as, in its sole discretion, it may deem expedient all without any Notice, presentation, further demand, protest, Notice of protest, or any other action, Notice of all of which are hereby expressly waived by the Borrower except to the extent set forth herein.

7.	GENERAL PROVISIONS

7.1	Governing Law. This Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the laws in the Province of British Columbia and the federal laws of Canada applicable therein. The Parties irrevocably attorn to the jurisdiction of the Courts of British Columbia, which will have non-exclusive jurisdiction over any matter or dispute arising out of the Agreement.

7.2	Currency. All sums of money to be paid or calculated pursuant to this Agreement shall be paid or calculated in currency of Canadian dollars. All references to “$” are references to Canadian dollars.

7.3	Notices. All Notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed postage prepaid addressed as follows:

To the Lender:

ECC Ventures 2 Corp.

2200 HSBC Building

885 W. Georgia St.

Vancouver, BC V6C 3E8

Attn: Scott Ackerman

To the Borrower:

Long Island Brand Beverages LLC

12-1 Dubon Court

Farmingdale, NY 11735

Attn: Andy Shape

or to such other address as may be given in writing by the Parties and shall be deemed to have been received, if delivered by hand, on the date of delivery and if mailed as aforesaid to the addresses set out above then on the fifth business day following the posting thereof provided that if there shall be between the time of mailing and the actual receipt of the Notice a mail strike, slowdown or other labour dispute which might affect the delivery of the Notice by the mails, then the Notice shall only be effective if actually delivered.

7.4	Binding Effect. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

7.5	Severability of Clauses. In the event that any provision of this Agreement or any part thereof is invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.6	Entire Agreement. This Agreement, the Promissory Notes, and the General Security Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the Parties with respect to the subject matter hereof. This Agreement does not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

7.7	Further Assurances. Each of the Parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further and other things as may be necessary or desirable to implement and carry out the intent of this Agreement.

7.8	Assignment. Without the prior written consent of the other Party, neither Party may assign or transfer their respective rights under this Agreement, nor may the Borrower transfer any portion of the Loan, except that the Lender may assign its rights under this Agreement upon the occurrence of an Event of Default.

7.9	Waiver and Amendment. No indulgence or forbearance by the Lender hereunder shall be deemed to constitute a waiver of the Lender’s rights to insist on performance in a full and in a timely manner of all covenants of the Borrower hereunder and any such waiver, in order to be binding upon the Lender, must be express and in writing and signed by the Lender, and then such waiver shall be effective only in the specific instance and for the purpose for which it is given, and no waiver of any provision, condition, or covenant shall be deemed to be a waiver of the Lender’s right to require full and timely compliance with the same provision, condition, or covenant thereafter, or with any other provision, covenant or condition of this Agreement at any time. No amendment to this Agreement shall be valid unless it is evidenced by a written agreement executed by all of the Parties hereto.

7.10	Costs, Expenses. Each Party will bear its own costs and expenses in connection with the Loan or any Advances provided for herein, including, without limitation, the costs and expenses of all attorneys, accountants, and advisors of such Party.

7.11	Counterparts and Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. This Agreement will be considered fully executed when all Parties have executed an identical counterpart, notwithstanding that all signatures may not appear on the same counterpart. This Agreement may be executed and delivered by electronic signature and shall be binding on all Parties hereto as if executed by original signature and delivered personally.

[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.

ECC VENTURES 2 CORP.

Name:
Title:

LONG ISLAND BRAND BEVERAGES LLC

Name:
Title:

LONG BLOCKCHAIN CORP.

Name:
Title: